Exhibit 99.2

ALDI
ALDI

Harris Teeter
Your Neighborhood Food Market

Kroger
FOOD & PHARMACY

FOOD LION

Financial and Operating Results
For the three and six months ended June 30, 2021

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") operates; the extent to which COVID-19 continues to impact the economy; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company's failure to obtain necessary outside financing on favorable terms or at all; the Company's inability to successfully acquire, sell, or operate properties; and the Company's failure to qualify or maintain its status as a REIT. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock and Series D cumulative convertible preferred stock trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP” and "WHLRD", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - Interim CEO
Crystal Plum - CFO

Board of Directors
Stefani D. Carter (Chair)	Michelle D. Bergman
Saverio M. Flemma	Paula J. Poskon
E. J. Borrack	Joseph D. Stilwell
Kerry G. Campbell

Investor Relations Representative
Mary Jensen - IRRealized, LLC mjensen@whlr.us Office: (757) 627-9088 Cell: (310) 526-1707

Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview
For the Three Months Ended June 30, 2021

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(5,667)
Net loss per basic and diluted shares	$(0.58)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$(332)
FFO per common share and OP unit	$(0.03)
Adjusted FFO (AFFO) (in 000s) (1)	$1,109
AFFO per common share and OP unit	$0.11

Assets and Leverage
Investment Properties, net of $63.87 million accumulated depreciation (in 000s)	$387,179
Cash and Cash Equivalents (in 000s)	$10,850
Total Assets (in 000s)	$478,145
Debt to Total Assets(3)	74.64%
Debt to Gross Asset Value	61.78%

Market Capitalization
Common shares outstanding	9,710,414
OP units outstanding	217,889
Total common shares and OP units	9,928,303

	Shares Outstanding at June 30, 2021	Second Quarter stock price range	Stock price as of June 30, 2021
Common Stock	9,710,414	$3.55 - $5.44	$5.06
Series B preferred shares	1,875,748	$11.00 - $15.37	$15.00
Series D preferred shares	3,038,683	$17.80 - $18.75	$17.94

Total debt (in 000s)(3)	$356,891
Common Stock market capitalization (as of June 30, 2021 closing stock price, in 000s)	$49,135

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,511,881
Occupancy Rate	90.0%
Leased Rate (2)	91.9%
Annualized Base Rent (in 000s)	$47,285
Total number of leases signed or renewed during the second quarter of 2021	44
Total sq. ft. of leases signed or renewed during the second quarter of 2021	220,438

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through July 2, 2021 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	4

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and six months ended June 30, 2021.

2021 SECOND QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
FINANCIAL
•Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders of $5.7 million, or ($0.58) per share, as compared to $3.4 million, or ($0.35) per share.
•Funds from operations ("FFO") of ($332 thousand), or ($0.03) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.2 million, or $0.12 per share.
•Adjusted Funds from Operations ("AFFO") of $0.11 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.08 per share.
OPERATIONS
•Total revenue increased by 2.12% or $321 thousand primarily a result of same store.
•Total operating expenses increased by 13.84% or $1.5 million primarily a result of an increase of $2.2 million in impairment of assets held for sale, partially offset by a decrease of $807 thousand in depreciation and amortization.
LEASING
•The Company's real estate portfolio was 91.1% leased as of June 30, 2021, a 100 basis point improvement over June 30, 2020.
•The Company's real estate portfolio was 90.0% occupied as of June 30, 2021, a 110 basis point increase from 88.9% at June 30, 2020.
•Quarter-To-Date Leasing Activity
•Executed 26 lease renewals totaling 106,573 square feet at a weighted-average decrease of $0.56 per square foot, representing a decrease of 5.37% over in-place rental rates.
•The weighted average decrease of 5.37% during the three months ended June 30, 2021 is primarily driven by the renewal of a long standing indoor trampoline park tenant at a $2.00 per square foot decrease to their previous rate which took effect in March 2021. The renewal rate is consistent with the rate prior to the March rent escalation. Additionally, the Company was able to secure an additional year of term from this anchor with the lease now ending in 2027.
•Signed 18 new leases totaling 113,865 square feet with a weighted-average rental rate of $8.30 per square foot, including 2 anchors representing 61,001 square feet.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next six months and includes month-to-month leases, decreased to approximately 2.87% at June 30, 2021, compared to 6.00% at June 30, 2020. At June 30, 2021, 20.93% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 18 and provides additional details on the Company's leases).
•As of June 30, 2021, the Company signed leases representing $720 thousand of annualized base rent ("ABR"). Rent will commence on these leases over the next ten months.
SAME STORE
•Same store Net Operating Income ("NOI") increased by 4.48% and by 6.27% on a cash basis. Same store results were impacted by a 4.12% increase in revenue primarily due to a decrease in provision for credit losses a result of the Company's proactive tenant outreach during the pandemic and collection initiatives, which included accepting credit card payments and an increase in reimbursement revenue primarily due to rate increases in insurance and real estate tax expenses. Additionally, same store property expenses increased by 3.30% primarily driven by increases in grounds and landscaping expenses.
CAPITAL MARKETS
•Recognized a non-operating loss of $1.2 million due to the change in fair market value of the warrant liability, utilizing the Monte Carlo simulation model with the largest impact in the valuation attributed to the change in the Company’s stock price at June 30, 2021 since the issuance of each warrant.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	5

•At June 30, 2021, assets held for sale, total $8.8 million, and include Columbia Fire Station, Surrey Plaza, two outparcels at Rivergate Shopping Center and a 1.28 acre land parcel in Moyock, North Carolina, as the Company has committed to a plan to sell each property.
•Recognized $2.2 million in impairment expense on Columbia Fire Station, which is currently held for sale.

2021 YEAR-TO-DATE HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
FINANCIAL
•Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders of $8.7 million, or ($0.89) per share, as compared to $8.9 million, or ($0.92) per share.
•Funds from operations ("FFO") of ($4.0 million), or ($0.40) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.3 million, or $0.13 per share.
•Adjusted Funds from Operations ("AFFO") of $0.12 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.16 per share.
OPERATIONS
•Total revenue decreased by 1.71% or $525 thousand primarily a result of same store,
•Total operating expenses decreased by 1.5% or $340 thousand resulting from decreases in depreciation and amortization as well as corporate general and administrative expenses. This decrease was partially offset by impairments on assets held for sale and increased property operation costs.
LEASING
•Year-To-Date Leasing Activity
•Executed 66 lease renewals totaling 294,578 square feet at a weighted-average increase of $0.04 per square foot, representing an increase of 0.39% over in-place rental rates.
•Signed 37 new leases totaling 226,459 square feet with a weighted-average rental rate of $8.27 per square foot, including 4 anchors representing 129,087 square feet.
SAME STORE
•Same store Net Operating Income ("NOI") decreased by 2.65% and by 1.62% on a cash basis. Same store results were impacted by a 0.76% decrease in revenue primarily due to 2 anchor vacancies, which additionally triggered co-tenancy provisions and lease modifications related to tenant bankruptcies. One of the vacant anchors was backfilled and rent commenced in the second quarter of 2021. Further, there was a decrease in above (below) market lease amortization related to leases becoming fully amortized. Additionally, same store property expenses increased by 3.63% primarily driven by increases in grounds and landscaping, insurance and real estate taxes.
CAPITAL MARKETS
•The Company paid in full the $25.0 million, 13.50% Powerscourt Financing Agreement with proceeds from the $35.0 million, 8.00% financing agreement with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Wilmington Financing Agreement”) providing a go forward annual interest savings of $575 thousand. The Wilmington Financing Agreement matures on March 12, 2026. The Powerscourt Warrant Agreement and Powerscourt Registration Rights Agreement remain. In conjunction with the Wilmington Financing Agreement, the Company issued to the underlying holders, warrants to purchase an aggregate of 1,061,719 shares of the Company’s Common Stock at various exercise prices. This is recognized as a warrant liability with an initial fair value of $2.0 million.
•Recognized a non-operating loss of $1.6 million due to the change in fair market value of the warrant liability, utilizing the Monte Carlo simulation model with the largest impact in the valuation attributed to the change in the Company's stock price at June 30, 2021 since the issuance of each warrant.
•Loans payable increased $3.0 million or 0.84% and were impacted by:
•$10.0 million net increase after the Wilmington Financing Agreement was used to pay off the Powerscourt Financing Agreement; and partially offset by
•$3.2 million paydown with the sale of Berkley Shopping Center;
•$500 thousand one time principal payment on the Columbia Fire Station loan;
•$225 thousand paydown on the JANAF Bravo loan upon refinancing, new loan matures in 2024 and

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	6

•$3.0 million monthly principal payments.
•In conjunction with the Berkley Shopping Center loan paydown the Company paid $687 thousand in defeasance.
OTHER
•The Company recognized non-operating other income of $552 thousand in Paycheck Protection Program Promissory Note forgiveness.

BALANCE SHEET
•Cash and cash equivalents totaled $10.9 million, compared to $7.7 million at December 31, 2020.
•Restricted cash totaled $33.3 million, compared to $35.1 million at December 31, 2020. These funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and loan proceeds to be used for redemption of Series D Preferred.
•Debt totaled $356.9 million (including debt associated with assets held for sale), compared to $353.9 million at December 31, 2020.
•WHLR's weighted-average interest rate was 5.02% with a term of 3.47 years (including debt associated with assets held for sale), compared to 5.31% with a term of 3.56 years at December 31, 2020. The weighted-average interest rate decrease is the result of the Powerscourt Financing Agreement payoff replacing its 13.50% interest rate with the Wilmington Financing Agreement's interest rate of 8.00%.
•Net investment properties totaled $395.7 million (including assets held for sale), compared to $405.3 million as of December 31, 2020.

DIVIDENDS
•The Company had accumulated undeclared dividends since the fourth quarter of 2018 of approximately $33.8 million to holders of shares of its Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock. Approximately $3.1 million and $6.3 million are attributable to the three and six months ended June 30, 2021, respectively.

TENDER OFFER
•On March 12, 2021, through a "modified Dutch auction" tender offer the Company accepted for purchase 387,097 shares of Series D Preferred at a price of $15.50 per share, for an aggregate cost of $6.0 million, excluding fees and expenses.
•On May 15, 2021, through a "modified Dutch auction" tender offer the Company accepted for purchase 103,513 shares of Series D Preferred at a price of $18.00 per share, for an aggregate cost of $1.9 million, excluding fees and expenses.

SUBSEQUENT EVENTS
•On July 9, 2021, the Company sold its 1.28 acre land parcel in Moyock, North Carolina for a contract price of $250 thousand.
•On July 21, 2021, the Company paid in full the $3.4 million Columbia Fire Station Loan.
•On July 22, 2021, the Company commenced its rights offering to eligible stockholders for the purchase of up to $30.0 million in aggregate principal amount of our 7.00% senior subordinated convertible notes due 2031 ("Notes"). Pursuant to the rights offering, holders of common stock (each, a “holder” and collectively, the “holders”) as of 5:00 p.m., New York City time, on June 1, 2021 (the “record date”) received non-transferable subscription rights (the “rights”) to purchase Notes. Each holder received one (1) right for every eight (8) shares of common stock owned of record as of the record date. Each right allows the holder thereof to subscribe for $25.00 principal amount of Notes (the “basic subscription privilege”). In addition, rights holders who fully exercise their basic subscription privilege will be entitled to subscribe for additional Notes that remain unsubscribed as a result of any unexercised basic subscription privileges (the “over-subscription privilege”). The rights offering expires at 5:00 p.m., New York City time, on August 13, 2021, unless extended or earlier terminated by the Company.
•Effective July 5, 2021, Daniel Khoshaba resigned as the President and Chief Executive Officer of the Company and as a member of the Board and the Executive Committee of our Board of Directors, for personal reasons. Upon Mr. Khoshaba’s cessation of employment with the Company, all of his rights under that certain

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	7

Stock Appreciation Rights Agreement, dated August 4, 2020, by and between Mr. Khoshaba and the Company (the “SAR Agreement”), were forfeited for no consideration.

DISPOSITIONS
•On March 25, 2021, the Company sold Berkley Shopping Center and Berkley Land Parcel for $4.2 million, generating a gain of $176 thousand and net proceeds of $3.9 million.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS:
Investment properties, net	$387,179	$392,664
Cash and cash equivalents	10,850	7,660
Restricted cash	33,302	35,108
Rents and other tenant receivables, net	7,835	9,153
Assets held for sale	8,846	13,072
Above market lease intangibles, net	2,954	3,547
Operating lease right-of-use assets	12,601	12,745
Deferred costs and other assets, net	14,578	15,430
Total Assets	$478,145	$489,379
LIABILITIES:
Loans payable, net	$335,255	$334,266
Liabilities associated with assets held for sale	10,911	13,124
Below market lease intangibles, net	3,918	4,554
Warrant liability	4,193	594
Operating lease liabilities	13,121	13,200
Accounts payable, accrued expenses and other liabilities	13,771	11,229
Total Liabilities	381,169	376,967
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,038,683 and 3,529,293 shares issued and outstanding, respectively; $98.05 million and $109.13 million aggregate liquidation value, respectively)	86,606	95,563

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,218	41,174
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,710,414 and 9,703,874 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	234,119	234,061
Accumulated deficit	(267,405)	(260,867)
Total Stockholders’ Equity	8,482	14,918
Noncontrolling interests	1,888	1,931
Total Equity	10,370	16,849
Total Liabilities and Equity	$478,145	$489,379

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	9

Consolidated Statements of Operations
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE:
Rental revenues	$15,290	$14,809	$29,946	$30,164
Other revenues	200	360	272	579
Total Revenue	15,490	15,169	30,218	30,743
OPERATING EXPENSES:
Property operations	4,660	4,573	9,544	9,296
Depreciation and amortization	3,639	4,446	7,355	9,245
Impairment of assets held for sale	2,200	—	2,200	600
Corporate general & administrative	1,607	1,615	3,189	3,487
Total Operating Expenses	12,106	10,634	22,288	22,628
Gain (loss) on disposal of properties	—	—	176	(26)
Operating Income	3,384	4,535	8,106	8,089
Interest expense	(5,215)	(4,273)	(14,176)	(8,672)
Net changes in fair value of warrants	(1,234)	—	(1,581)	—
Other income	—	—	552	—
Other expense	—	—	—	(1,024)
Net (Loss) Income Before Income Taxes	(3,065)	262	(7,099)	(1,607)
Income tax (expense) benefit	(2)	6	(2)	(2)
Net (Loss) Income	(3,067)	268	(7,101)	(1,609)
Less: Net income attributable to noncontrolling interests	—	14	15	5
Net (Loss) Income Attributable to Wheeler REIT	(3,067)	254	(7,116)	(1,614)
Preferred Stock dividends - undeclared	(3,251)	(3,657)	(6,592)	(7,314)
Deemed contribution related to preferred stock redemption	651	—	5,040	—
Net Loss Attributable to Wheeler REIT Common Stockholders	$(5,667)	$(3,403)	$(8,668)	$(8,928)

Loss per share:
Basic and Diluted	$(0.58)	$(0.35)	$(0.89)	$(0.92)

Weighted-average number of shares:
Basic and Diluted	9,707,711	9,695,651	9,706,183	9,694,967

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net (Loss) Income	$(3,067)	$268	$(7,101)	$(1,609)
Depreciation and amortization of real estate assets	3,639	4,446	7,355	9,245
(Gain) loss on disposal of properties	—	—	(176)	26
Impairment of assets held for sale	2,200	—	2,200	600
FFO	2,772	4,714	2,278	8,262
Preferred stock dividends - undeclared	(3,251)	(3,657)	(6,592)	(7,314)
Preferred stock accretion adjustments	147	171	309	341
FFO available to common stockholders and common unitholders	(332)	1,228	(4,005)	1,289
Acquisition and development costs	—	—	—	1
Capital related costs	156	30	284	34
Other non-recurring and non-cash (income) expenses (2)	11	49	156	1,073
Net changes in fair value of warrants	1,234	—	1,581	—
Straight-line rental revenue, net straight-line expense	(376)	(401)	(590)	(406)
Loan cost amortization	674	252	4,316	562
Above (below) market lease amortization	17	(100)	5	(373)
Recurring capital expenditures and tenant improvement reserves	(275)	(278)	(551)	(557)
AFFO	$1,109	$780	$1,196	$1,623

Weighted Average Common Shares	9,707,711	9,695,651	9,706,183	9,694,967
Weighted Average Common Units	220,592	232,652	222,120	233,336
Total Common Shares and Units	9,928,303	9,928,303	9,928,303	9,928,303
FFO per Common Share and Common Units	$(0.03)	$0.12	$(0.40)	$0.13
AFFO per Common Share and Common Units	$0.11	$0.08	$0.12	$0.16

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021.

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Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended June 30,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

	(in thousands, unaudited)
Net (Loss) Income	$(3,057)	$323	$(10)	$(55)	$(3,067)	$268
Adjustments:
Income tax expense (benefit)	2	(6)	—	—	2	(6)
Net changes in fair value of warrants	1,234	—	—	—	1,234	—
Interest expense	5,215	4,239	—	34	5,215	4,273
Corporate general & administrative	1,603	1,610	4	5	1,607	1,615
Impairment of assets held for sale	2,200	—	—	—	2,200	—
Depreciation and amortization	3,639	4,418	—	28	3,639	4,446
Other non-property revenue	(9)	(221)	—	—	(9)	(221)
Property Net Operating Income	$10,827	$10,363	$(6)	$12	$10,821	$10,375

Property revenues	$15,485	$14,872	$(4)	$76	$15,481	$14,948
Property expenses	4,658	4,509	2	64	4,660	4,573
Property Net Operating Income	$10,827	$10,363	$(6)	$12	$10,821	$10,375

	Six Months Ended June 30,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

	(in thousands, unaudited)
Net Loss	$(6,603)	$(1,479)	$(498)	$(130)	$(7,101)	$(1,609)
Adjustments:
Income tax expense	2	2	—	—	2	2
Other expense	—	1,024	—	—	—	1,024
Other income	(552)	—	—	—	(552)	—
Net changes in fair value of warrants	1,581	—	—	—	1,581	—
Interest expense	13,468	8,605	708	67	14,176	8,672
(Gain) loss on disposal of properties	—	—	(176)	26	(176)	26
Corporate general & administrative	3,182	3,478	7	9	3,189	3,487
Impairment of assets held for sale	2,200	600	—	—	2,200	600
Depreciation and amortization	7,355	9,185	—	60	7,355	9,245
Other non-property revenue	(22)	(243)	—	—	(22)	(243)
Property Net Operating Income	$20,611	$21,172	$41	$32	$20,652	$21,204

Property revenues	$30,092	$30,321	$104	$179	$30,196	$30,500
Property expenses	9,481	9,149	63	147	9,544	9,296
Property Net Operating Income	$20,611	$21,172	$41	$32	$20,652	$21,204
(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
Net (Loss) Income		$(3,067)	$268	$(7,101)	$(1,609)
Add back:	Depreciation and amortization (1)	3,656	4,346	7,360	8,872
	Interest Expense (2)	5,215	4,273	14,176	8,672
	Income tax (benefit) expense	2	(6)	2	2
EBITDA		5,806	8,881	14,437	15,937
Adjustments for items affecting comparability:
	Acquisition and development costs	—	—	—	1
	Capital related costs	156	30	284	34
	Change in fair value of warrants	1,234	—	1,581	—
	Other non-recurring and non-cash expenses (3)	—	49	(552)	1,073
	Impairment of assets held for sale	2,200	—	2,200	600
	(Gain) loss on disposal of properties	—	—	(176)	26
Adjusted EBITDA		$9,396	$8,960	$17,774	$17,671
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization and prepayment penalty.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2021.
(4)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	13

Debt Summary
$ in 000s
Loans Payable:         $356.89 million
Weighted Average Interest Rate:     5.02%

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2021	December 31, 2020
Columbia Fire Station	Interest only	14.00%	July 2021	$3,363	$3,893
First National Bank (7) (8)	$24,656	LIBOR + 350 basis points	September 2021	918	1,045
Lumber River (8)	$10,723	LIBOR + 350 basis points	October 2021	1,332	1,367
Rivergate (8)	$112,357	Prime Rate -25 basis points	October 2021	20,853	21,164
Litchfield Market Village	$46,057	5.50%	November 2022	7,383	7,418
Twin City Commons	$17,827	4.86%	January 2023	2,879	2,915
Walnut Hill Plaza	$26,850	5.50%	March 2023	3,217	3,287
Powerscourt Financing Agreement (6)	Interest only	13.50%	March 2023	—	25,000
New Market	$48,747	5.65%	June 2023	6,401	6,508
Benefit Street Note (3)	$53,185	5.71%	June 2023	7,031	7,145
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,528	5,567
JANAF	$333,159	4.49%	July 2023	47,977	48,875
Tampa Festival	$50,797	5.56%	September 2023	7,837	7,920
Forrest Gallery	$50,973	5.40%	September 2023	8,144	8,226
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,363	11,473
JANAF Bravo	$35,076	5.00%	May 2024	5,995	6,263
Cypress Shopping Center	$34,360	4.70%	July 2024	6,112	6,163
Port Crossing	$34,788	4.84%	August 2024	5,844	5,909
Freeway Junction	$41,798	4.60%	September 2024	7,507	7,582
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,305	3,343
Bryan Station	$23,489	4.52%	November 2024	4,269	4,312
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,931	8,001
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,825	5,892
Folly Road	$41,482	4.65%	March 2025	7,143	7,223
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,518	4,553
JANAF BJ's	$29,964	4.95%	January 2026	4,785	4,844
Tuckernuck	$32,202	5.00%	March 2026	5,118	5,193
Wilmington Financing Agreement (6)	Interest only	8.00%	March 2026	35,000	—
Chesapeake Square	$23,857	4.70%	August 2026	4,238	4,279
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	6,176	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,341	8,404
Village of Martinsville	$89,664	4.28%	July 2029	15,785	15,979
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Total Principal Balance (1)				356,891	353,916
Unamortized debt issuance cost (1)				(10,955)	(6,812)
Total Loans Payable, including assets held for sale				345,936	347,104
Less loans payable on assets held for sale, net loan amortization costs				10,681	12,838
Total Loans Payable, net				$335,255	$334,266
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake.
(7) Collateralized by Surrey Plaza and Amscot Building.
(8) Certain loans bear interest at a variable interest rate equal to LIBOR or another index rate, subject to a floor, in each case plus or minus a specified margin.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ending December 31, 2021	$29,124	8.16%
December 31, 2022	12,798	3.59%
December 31, 2023	87,099	24.40%
December 31, 2024	50,044	14.02%
December 31, 2025	91,530	25.65%
December 31, 2026	58,026	16.26%
Thereafter	28,270	7.92%
Total principal repayments and debt maturities	$356,891	100.00%

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	18	151,843	97.6%	97.6%	148,243	$1,149	$7.75
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	95.2%	95.2%	70,448	1,218	17.28
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	457	13.08
Brook Run Shopping Center	Richmond, VA	19	147,738	87.0%	87.0%	128,495	887	6.91
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	592	10.91
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	849	10.49
Cardinal Plaza	Henderson, NC	8	50,000	97.0%	97.0%	48,500	482	9.95
Chesapeake Square	Onley, VA	12	108,982	96.5%	96.5%	105,182	794	7.55
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	376	8.25
Columbia Fire Station	Columbia, SC	1	21,273	14.4%	14.4%	3,063	81	26.60
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	13	170,475	98.0%	98.0%	166,975	895	5.36
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	444	13.39
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	319	8.28
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	731	15.29
Forrest Gallery	Tullahoma, TN	26	214,451	80.3%	80.3%	172,124	1,243	7.22
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	1,038	9.60
Freeway Junction	Stockbridge, GA	18	156,834	90.0%	90.0%	141,104	1,259	8.92
Franklin Village	Kittanning, PA	26	151,821	98.7%	98.7%	149,821	1,288	8.60
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	591	9.03
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park	Orangeburg, SC	14	93,265	99.4%	99.4%	92,741	734	7.92
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	7	60,048	88.0%	88.0%	52,848	437	8.28
JANAF (4)	Norfolk, VA	110	798,086	91.6%	89.5%	714,646	8,365	11.70
Laburnum Square	Richmond, VA	19	109,405	95.3%	95.3%	104,305	947	9.08
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	508	9.66
LaGrange Marketplace	LaGrange, GA	13	76,594	96.9%	96.9%	74,194	432	5.82
Lake Greenwood Crossing	Greenwood, SC	7	47,546	91.7%	90.1%	42,818	351	8.19
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	254	6.47
Litchfield Market Village	Pawleys Island, SC	20	86,740	88.7%	88.7%	76,902	921	11.97
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	455	6.94
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	625	11.13
New Market Crossing	Mt. Airy, NC	10	117,076	88.3%	88.3%	103,338	915	8.85
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	352	8.23
Pierpont Centre	Morgantown, WV	16	111,162	89.8%	89.8%	99,856	939	9.40
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	97.9%	64,000	854	13.34
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	94.7%	94.7%	86,388	691	8.00
Rivergate Shopping Center	Macon, GA	29	201,680	87.5%	86.3%	174,095	2,552	14.66
Sangaree Plaza	Summerville, SC	8	66,948	87.4%	87.4%	58,498	602	10.29
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	99.3%	99.3%	56,181	610	10.86
South Lake	Lexington, SC	7	44,318	93.9%	19.0%	8,400	110	13.05
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	381	6.48
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	301	8.37
St. George Plaza	St. George, SC	7	59,279	96.2%	96.2%	56,999	396	6.95
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,082	9.74
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	137,987	97.2%	64.6%	89,166	$876	$9.82
Tri-County Plaza	Royston, GA	7	67,577	94.1%	94.1%	63,577	409	6.44
Tuckernuck	Richmond, VA	11	93,624	92.4%	85.3%	79,839	819	10.26
Tulls Creek (3)	Moyock, NC	—	—	—%	—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	478	10.03
Village of Martinsville	Martinsville, VA	20	290,902	96.6%	96.6%	280,946	2,172	7.73
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	279	8.41
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	499	10.02
Westland Square	West Columbia, SC	9	62,735	82.6%	82.6%	51,785	437	8.44
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	639	15.68
Total Portfolio		764	5,511,881	91.9%	90.0%	4,960,891	$47,285	$9.53

(1)    Reflects leases executed through July 2, 2021 that commence subsequent to the end of current period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent
Total Tenants : 764

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	Food Lion	$4,394	9.29%	551,469	10.01%	$7.97
	Kroger Co.(1)	1,948	4.12%	226,010	4.10%	8.62
2.	Piggly Wiggly	1,488	3.15%	202,968	3.68%	7.33
3.	Lowes Foods (2)	1,181	2.50%	130,036	2.36%	9.08
4.	Winn Dixie	887	1.88%	133,575	2.42%	6.64
5.	Planet Fitness	837	1.77%	100,427	1.82%	8.33
6.	Hobby Lobby	717	1.52%	114,298	2.07%	6.27
7.	Big Lots	679	1.44%	105,674	1.92%	6.43
8.	BJ's Wholesale Club	651	1.38%	147,400	2.67%	4.42
10.	Dollar Tree	593	1.25%	70,379	1.28%	8.43
		$13,375	28.30%	1,782,236	32.33%	$7.50
(1) Kroger 4 / Harris Teeter 1
(2) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	550,990	10.00%	—%	$—	—%	$—
Month-to-Month	11	19,144	0.35%	0.39%	267	0.56%	13.95
2021	36	138,652	2.52%	2.79%	1,162	2.46%	8.38
2022	133	512,582	9.30%	10.33%	5,282	11.17%	10.30
2023	131	863,789	15.67%	17.41%	7,492	15.84%	8.67
2024	129	698,565	12.67%	14.08%	6,930	14.66%	9.92
2025	104	805,941	14.62%	16.25%	7,875	16.65%	9.77
2026	97	773,410	14.03%	15.59%	7,207	15.24%	9.32
2027	34	224,681	4.08%	4.53%	2,654	5.61%	11.81
2028	21	331,609	6.02%	6.68%	2,344	4.96%	7.07
2029	17	121,579	2.21%	2.45%	1,243	2.63%	10.22
2030 and thereafter	51	470,939	8.53%	9.50%	4,829	10.22%	10.25
Total	764	5,511,881	100.00%	100.00%	$47,285	100.00%	$9.53

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	18

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Six and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	148,758	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2021 (2)	1	58,473	—	—%	—	—	—	—	—%	—
2022	—	—	—	—%	—	4	152,881	1,153	6.31%	7.54
2023	2	43,392	329	19.22%	7.58	15	523,775	3,349	18.32%	6.39
2024	1	32,000	125	7.30%	3.91	8	318,759	2,231	12.20%	7.00
2025	2	84,633	619	36.16%	7.31	12	472,936	3,777	20.66%	7.99
2026	1	20,152	97	5.67%	4.81	13	435,435	3,399	18.59%	7.81
2027	1	20,050	170	9.93%	8.48	2	57,345	447	2.44%	7.79
2028			—	—%	—	7	280,841	1,637	8.95%	5.83
2029	1	21,213	317	18.52%	14.94	2	45,700	307	1.68%	6.72
2030+	1	20,858	55	3.20%	2.64	7	321,576	1,985	10.85%	6.17
Total	10	449,529	$1,712	100.00%	$5.69	70	2,609,248	$18,285	100.00%	$7.01

(1) Anchors defined as leases occupying 20,000 square feet or more.
(2) No ABR reported as the lease's term was less than twelve months upon execution.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Six and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	402,232	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	10	16,244	237	1.92%	14.59	1	2,900	30	0.20%	10.34
2021	25	50,054	645	5.22%	12.89	10	30,125	517	3.46%	17.16
2022	72	170,207	1,931	15.62%	11.35	57	189,494	2,198	14.73%	11.60
2023	65	134,318	1,688	13.65%	12.57	49	162,304	2,126	14.24%	13.10
2024	74	174,590	2,239	18.11%	12.82	46	173,216	2,335	15.64%	13.48
2025	53	117,658	1,650	13.35%	14.02	37	130,714	1,829	12.25%	13.99
2026	48	144,687	1,769	14.31%	12.23	35	173,136	1,942	13.01%	11.22
2027	10	30,987	535	4.33%	17.27	21	116,299	1,502	10.06%	12.91
2028	10	31,652	495	4.00%	15.64	4	19,116	212	1.42%	11.09
2029	7	23,850	241	1.95%	10.10	7	30,816	378	2.53%	12.27
2030+	18	40,981	932	7.54%	22.74	25	87,524	1,857	12.46%	21.22
Total	392	1,337,460	$12,362	100.00%	$13.22	292	1,115,644	$14,926	100.00%	$13.38

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	19

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Renewals(1):
Leases renewed with rate increase (sq feet)	34,629	255,380	179,802	392,979
Leases renewed with rate decrease (sq feet)	29,550	8,755	54,423	35,735
Leases renewed with no rate change (sq feet)	42,394	43,628	60,353	64,206
Total leases renewed (sq feet)	106,573	307,763	294,578	492,920

Leases renewed with rate increase (count)	15	53	42	83
Leases renewed with rate decrease (count)	4	6	9	11
Leases renewed with no rate change (count)	7	12	15	18
Total leases renewed (count)	26	71	66	112

Option exercised (count)	4	4	8	9

Weighted average on rate increases (per sq foot)	$0.91	$0.62	$0.73	$1.05
Weighted average on rate decreases (per sq foot)	$(3.09)	$(0.40)	$(2.20)	$(1.76)
Weighted average rate on all renewals (per sq foot)	$(0.56)	$0.50	$0.04	$0.71

Weighted average change over prior rates	(5.37)%	4.92%	0.39%	6.81%

New Leases(1) (2):
New leases (sq feet)	113,865	81,780	226,459	109,402
New leases (count)	18	16	37	30
Weighted average rate (per sq foot)	$8.30	$9.46	$8.27	$11.00

Gross Leasable Area ("GLA") expiring during the next 6 months, including month-to-month leases	2.87%	6.00%	2.87%	6.00%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	20

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	21

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 6/30/2021 unless otherwise stated	22